SCHEDULE 14A
(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Capitala Finance Corp.

(Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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**** IMPORTANT ****

**** TIME IS RUNNING SHORT ****

Dear Fellow Stockholder:

Enclosed you will find an additional proxy voting form relating to Capitala Finance Corp’s Annual Meeting of Stockholders to be held on April 30, 2020.

Because we have not yet heard from you, we are sending you this reminder notice and we urge you to vote your shares TODAY.

As a stockholder, you have the right to vote over the Internet or by telephone, and we are asking you to do so now to save Capitala Finance Corp. further expense and to ensure that your vote is counted. Instructions on how to vote over the telephone or Internet are enclosed in this package.

Your shares cannot be represented at the Annual Meeting with respect to any matters to be voted upon unless you either sign and return the enclosed voting form or vote by telephone or over the Internet. We strongly encourage you to exercise your right to vote today.

**** PLEASE VOTE TODAY****

If you sign and return the enclosed form without indicating a different choice, your shares will be voted “FOR” the election of the named nominees for director, and “FOR” the proposal to authorize the sale of shares of common stock at below net asset value per share.

Thank you for your investment in Capitala Finance Corp. and for voting your shares. If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-800-267-0201.

Sincerely yours,

Joseph B. Alala, III

Chairman and Chief Executive Officer